Exhibit 99.1

Investors Capital Holdings Announces Third Quarter Net Income

9.1% revenue growth paired with 26.9% decrease in compensation expenses results in three successive quarters of operating income and profits

LYNNFIELD, Mass.--(BUSINESS WIRE)--February 8, 2013--Investors Capital Holdings, Ltd. (NYSE MKT: ICH, the “Company”), a financial services holding Company, today announced financial results for its third quarter ended December 31, 2012. Continued expense reductions coupled with revenue growth translated into successive operating and net income for the first three quarters of the fiscal year ending March 31, 2013.

Third Quarter Highlights:

  Revenue for the third quarter of fiscal year ending March 31, 2013 increased 9.10% to $20.77 million, as compared to $19.0 million in the third quarter of the prior period.
  Commissions revenue rose 7.7% to %15.5 million, compared to $14.40 million in the prior period.
  Advisory fees increased by 9.6% to $4.2 million, compared to $3.8 million in the prior period, as asset values grew.
  Operating income was $0.28 million compared to an operating loss of $0.01 million for the prior period. Specifically, total compensation and benefit expenses decreased by $0.55 million or 26.9% as the Company realigned expenses with top-line revenues and profit margins.
  Adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization and stock-based compensation) increased 67% to $0.40 million compared to $0.24 million the third quarter of the prior period. Adjusted EBITDA, a non-GAAP financial measure described below, is a key metric utilized by the Company in evaluating its financial performance.
  Net income was $0.13 million for the quarter compared to a net income of $0.43 million for the prior period attributed to an income tax benefit of $0.44 million.
  The Company’s average revenue per representative, based on a rolling 12-month period, rose at the end of the third quarter to approximately $180,000, an increase of 5.1% compared to approximately $170,000 for the prior rolling 12-month period.

2012 Business Highlights:

  In March 2012, ICC launched its proprietary technology platform, CapitalCONNECT. Since then, we see a greater adoption rate for new offerings as our advisors are more efficiently leveraging technology to increase productivity. The Company followed that launch with an internal campaign providing customized advisor trainings on how to utilize the ever-expanding suite of technological tools available on CapitalCONNECT.
  Investors Capital practice management solutions expanded, and now includes Cannon Financial Institute’s Certified Wealth Strategist® (CWS) designation, one of the fastest growing certifications in our industry. Topics covered include effective wealth advising and retaining and expanding client relationships. This and other marketing services are designed to increase advisor productivity.
  ICC welcomed new advisors in many locations, including New England, Nevada and Texas, further strengthening and expanding our geographic footprint of advisors across the country.
  ICC’s Insurance Agency continues to expand its insurance contracting resources for Fixed and Indexed Annuity Sales, welcoming new IMO partners: Creative Marketing, DMI Marketing and Saybrus Partners.
  In December 2012, the Company relocated its Home Office, to new office space, continuing to reside in the town of Lynnfield, Massachusetts. This new office space will further enhance the Company’s business relationships and employee engagement.

“We continue to invest in the revenue-generating areas of our business, supplementing the success of our recruiting efforts with organic growth initiatives such as practice management, leveraging technology and value-added events and services,” said Tim Murphy, President and CEO of Investors Capital Holdings, Ltd. “I believe that the strategic steps that we have taken thus far, along with our plans for the remainder of this fiscal year, make Investors Capital well-appointed to support productive growth from our current and new advisors.” He added, “By continually focusing on the basics of our business and providing 5-Star Service to our advisors each day, I believe that we have paved the way for continued growth.”

About Investors Capital Holdings, Ltd.:

Investors Capital Holdings, Ltd. (NYSE MKT: ICH) of Lynnfield, Massachusetts is a financial services holding Company that operates primarily through its broker/dealer and investment advisor subsidiary, Investors Capital Corporation. Our mission is to provide 5-Star Service and support to our valued registered representatives, including top notch advisory programs, strategic practice management and marketing services, and transformational technology, to help them grow their businesses and exceed their clients’ expectations. Business units include Investors Capital Corporation, ICC Insurance Agency, Inc., and Investors Capital Holdings Securities Corporation. For more information, please call (800) 949-1422 x4814 or visit www.investorscapital.com.

Investors Capital Holdings, Ltd., 6 Kimball Lane, Suite 150, Lynnfield, Massachusetts 01940

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, the impact of the weakness in the U.S. and international economies on our business, our inability to manage our future growth effectively or profitably, fluctuations in our revenue and quarterly results, our license renewal rate, the impact of competition and our ability to maintain margins or market share, the limited market for our common stock, the volatility of the market price of our common stock, the performance of our products, our ability to respond to rapidly evolving technology and customer requirements, our ability to protect our proprietary technology, the security of our software, our dependence on our management team and key personnel, our ability to hire and retain future key personnel, or our ability to maintain an effective system of internal controls as well as other risks described in our filings with the Securities and Exchange Commission. Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We expressly disclaim any obligation to update any forward-looking statement.

INVESTORS CAPITAL HOLDINGS, LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
	December 31, 2012	March 31, 2012
Assets
Current Assets
Cash and cash equivalents	$4,551,387	$4,537,713
Deposit with clearing organization, restricted	175,000	175,000
Accounts receivable	5,513,220	4,525,157
Loans receivable from registered representatives (current), net of allowance	753,451	654,560
Prepaid income taxes	156,596	137,658
Securities owned at fair value	237,068	235,454
Prepaid expenses	690,130	674,780
	12,076,852	10,940,322

Property and equipment, net	226,703	340,007

Long Term Assets
Loans receivable from registered representatives	945,539	1,002,621
Non-qualified deferred compensation investment	1,630,676	1,327,806
Cash surrender value life insurance policies	162,213	157,991
	2,738,428	2,488,418
Other Assets
Deferred tax asset, net	899,095	1,550,010
Other asset	22,392	-
Capitalized software, net	107,425	172,240
	1,028,912	1,722,250

TOTAL ASSETS	$16,070,895	$15,490,997

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$601,088	$820,540
Accrued expenses	1,426,013	1,408,324
Commissions payable	2,911,712	2,787,467
Notes payable	51,437	1,605,688
Unearned revenues	1,232,834	146,198
Securities sold, not yet purchased, at fair value	-	8,186
	6,223,084	6,776,403
Long-Term Liabilities
Non-qualified deferred compensation plan	1,762,177	1,458,169
	1,762,177	1,458,169

Total liabilities	7,985,261	8,234,572

Stockholders' Equity:
Common stock, $.01 par value, 10,000,000 shares authorized; 6,681,748 issued and 6,677,863 outstanding at December 31, 2012 6,689,009 issued and 6,685,124 outstanding at March 31, 2012	66,816	66,890
Additional paid-in capital	12,579,379	12,425,713
Accumulated deficit	(4,530,426)	(5,206,043)
Less: Treasury stock, 3,885 shares at cost	(30,135)	(30,135)
Total stockholders' equity	8,085,634	7,256,425

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$16,070,895	$15,490,997

INVESTORS CAPITAL HOLDINGS, LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)	THREE MONTHS ENDED
	December 31,
	2012	2011
Revenue:
Commissions	$15,510,183	$14,404,727
Advisory fees	4,162,082	3,797,760
Other fee income	935,375	567,444
Other revenue	158,722	265,766
Total revenue	20,766,362	19,035,697

Expenses:
Commissions and advisory fees	16,125,987	14,751,775
Compensation and benefits	1,484,416	2,031,820
Regulatory, legal and professional services	1,378,066	721,595
Brokerage, clearing and exchange fees	385,100	471,905
Technology and communications	337,495	330,989
Marketing and promotion	188,808	170,547
Occupancy and equipment	170,539	203,488
Other administrative	409,092	354,725
Interest	3,588	10,527
Total operating expenses	20,483,091	19,047,371

Operating income (loss)	283,271	(11,674)
Provision (benefit) for income taxes	149,555	(440,160)

Net income	$133,716	$428,486

Basic net income (loss) per share	$0.02	$0.07

Diluted net income (loss) per share	$0.02	$0.06

Weighted average shares used in basic per share calculations	6,547,623	6,553,824

Weighted average shares used in diluted per share calculations	6,547,623	6,692,520

Adjusted EBITDA

Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted by eliminating items that we believe are not part of our core operations, are non-recurring items of revenue or expense, or do not involve a cash outlay, such as stock-related compensation. We consider adjusted EBITDA important in monitoring and evaluating our financial performance on a consistent basis across various periods. We also use adjusted EBITDA as a primary measure, among others, to analyze and evaluate financial and strategic planning decisions.

Adjusted EBITDA is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC under the Securities Act of 1933, as amended. Adjusted EBITDA should be considered in addition to, rather than as a substitute for, important GAAP financial measures including pre-tax income, net income and cash flows from operating activities. Items excluded from adjusted EBITDA are significant and necessary components to the operations of our business; therefore, adjusted EBITDA should only be used as a supplemental measure of our operating performance.

Adjusted EBITDA is reconciled with GAAP net income as follows:

	Quarter Ended December 31,
	2012	2011

Adjusted EBITDA:	$399,251	$238,993

Adjustments to conform Adjusted EBITDA to
GAAP Net income:
Income tax provision	(149,555)	440,160
Interest expense	(3,588)	(10,527)
Depreciation and amortization	(82,039)	(86,464)
Non-cash compensation	(30,353)	(19,858)
Non-recurring professional fees	-	(133,818)

Net income	$133,716	$428,486

CONTACT:
Investors Capital Holdings, Ltd.
Robert Foney, 781-477-4814
Chief Marketing Officer
rfoney@investorscapital.com
www.investorscapital.com